SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                             July 21, 2005
Date of Report   (Date of earliest event reported)

      The Hershey Company
(Exact name of registrant as specified in its charter)

                                Delaware
(State or other jurisdiction of incorporation)

1-183 (Commission File Number)	23-0691590 (IRS Employer Identification No.)

    100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code:  (717)  534-6799

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 5 Pages
Exhibit Index - Page 5

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01    Entry into a Material Definitive Agreement

        On July 21, 2005, The Hershey Company (the “Company”) announced that its Board of Directors, on July 20, 2005, approved a program intended to advance the Company’s successful value-enhancing strategy. One element of the program is a voluntary workforce reduction program. The voluntary workforce reduction program will be offered to certain eligible employees primarily in the United States and Canada. The program includes an early retirement program that provides enhanced pension and post-retirement benefits and accelerated vesting of awards under certain non-qualified benefit plans, and an enhanced mutual separation program that provides paid leaves of absence during which eligible participants will continue to accrue pension benefits and participate in certain of the Company’s health and welfare and non-qualified benefit programs. To be eligible, participants must sign a separation agreement and general release with the Company. Senior leaders of the Company, excluding the Chief Executive Officer but including the Company’s other named executive officers, (“E-Grade Employees”), who meet applicable eligibility requirements may participate in the program.

        Copies of plan documents applicable to E-Grade Employees, namely the Company’s 2005 Early Retirement Plan for E-Grade Employees; 2005 Early Retirement Plan for E-Grade Employees Separation Agreement and General Release; 2005 Enhanced Mutual Separation Plan for E-Grade Employees; 2005 Enhanced Mutual Separation Plan for E-Grade Employees Separation Agreement and General Release; and First Amendment to the Hershey Foods Corporation Amended and Restated (2003) Supplemental Executive Retirement Plan are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

        A copy of the Company’s press release announcing the program and other matters described in this Current Report on Form 8-K (the “Press Release”) is attached hereto as Exhibit 99.1.

Item 2.02    Results of Operations and Financial Condition

        The Company also announced in the Press Release its sales and earnings for the second quarter and first six months of 2005.

        The information in this Item 2.02, including applicable portions of the Press Release, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Page 2 of 5 Pages
Exhibit Index – Page 5

Item 2.05    Costs Associated with Exit or Disposal Activities

        In connection with the Company’s program to advance its value-enhancing strategy as announced in the Press Release, the Company estimates that it will record a pre-tax charge of approximately $140 million to $150 million, or $.41 to $.44 per share-diluted. Of the total pre-tax charge, approximately $80 million will be incurred in connection with the United States voluntary workforce reduction program described in Item 1.01 above, approximately $41 million will be incurred in connection with facility rationalization and approximately $24 million will be incurred in connection with streamlining and restructuring the Company’s international operations, including the Canadian voluntary workforce reduction program. The Company projects that approximately $85 million to $95 million of the total pre-tax charge will involve future cash expenditures. It is expected that approximately 80 percent of the total charge will be recorded during the remainder of 2005 (primarily in the third quarter), and the final 20 percent will be recorded in the first half of 2006.

        The Company projects that the program will be fully completed by 12/31/2006. The program is expected to generate ongoing annual savings of approximately $45 to $50 million when fully implemented. The savings will be reinvested in activities which will further the growth of the business, improve cash flows and enhance shareholder returns.

Item 2.06    Material Impairments

        As announced in the Press Release, the manufacturing facility to be closed in connection with the Company’s program to advance its value-enhancing strategy is the Las Piedras (Puerto Rico) plant. The Company will continue to operate the facility through October 2005 and, accordingly, will adjust the depreciable lives of the assets resulting in increased depreciation expense during the period of approximately $23 million which is included in the estimated pre-tax charge of $41 million for facility rationalization described in Item 2.05 above.

Item 9.01    Financial Statements and Exhibits

             (c)    Exhibits

10.1	2005 Early Retirement Plan for E-Grade Employees
10.2	2005 Early Retirement Plan for E-Grade Employees Separation Agreement and General Release
10.3	2005 Enhanced Mutual Separation Plan for E-Grade Employees
10.4	2005 Enhanced Mutual Separation Plan for E-Grade Employees Separation Agreement and General Release
10.5	First Amendment to the Hershey Foods Corporation Amended and Restated (2003) Supplemental Executive Retirement Plan
99.1	Press Release dated July 21, 2005

Page 3 of 5 Pages
Exhibit Index – Page 5

Safe Harbor Statement

        This filing contains statements that are forward looking. These statements are made based upon current expectations that are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: the Company’s ability to implement and generate expected ongoing annual savings from the program to advance its value-enhancing strategy, announced today; changes in the Company’s business environment, including actions of competitors and changes in consumer preferences; customer and consumer response to selling price increases; changes in governmental laws and regulations, including taxes; market demand for new and existing products; changes in raw material and other costs; pension cost factors such as actuarial assumptions, market performance, and employee retirement decisions; the Company’s ability to implement improvements to reduce costs associated with its supply chain; and such other matters as discussed in the Company’s Annual Report on Form 10-K for 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 21, 2005

                 THE HERSHEY COMPANY

By:     /s/David J. West
David J. West
              Senior Vice President,
               Chief Financial Officer

Page 4 of 5 Pages
Exhibit Index - Page 5

EXHIBIT INDEX

Exhibit No.	Description
10.1	2005 Early Retirement Plan for E-Grade Employees
10.2	2005 Early Retirement Plan for E-Grade Employees Separation Agreement and General Release
10.3	2005 Enhanced Mutual Separation Plan for E-Grade Employees
10.4	2005 Enhanced Mutual Separation Plan for E-Grade Employees Separation Agreement and General Release
10.5	First Amendment to the Hershey Foods Corporation Amended and Restated (2003) Supplemental Executive Retirement Plan
99.1	Press Release dated July 21, 2005

Page 5 of 5 Pages
Exhibit Index - Page 5